[•], 2011

Prime Acquisition Corp.
No. 322, Zhongshan East Road
Shijiazhuang
Hebei Province, 050011
People’s Republic of China

Dear Sirs,

Re: Prime Acquisition Corp. (the “Company”)

We have acted as special Cayman legal counsel to the Company in connection with the initial public offering (the “IPO”) of (i) 4,600,000 units (the “Units”), with each Unit consisting of one ordinary share, par value US$0.001 per share  (the “Shares”), and one-half of one redeemable warrant to purchase one Share (the “Warrants”) to the underwriters for whom Chardan Capital Markets, LLC (the “Representative”) is acting as representative (collectively, the “Underwriters”), (ii) up to 600,000 Units (the “Over-Allotment Units”) which the Underwriters will have a right to purchase from the Company to cover over-allotments, if any, (iii) up to 460,000 Units (the “Purchase Option Units”) which the Representatives will have the right to purchase (“Purchase Option”) for their own account or that of their designees, (iv) all Shares and all Warrants issued as part of the Units, Over-Allotment Units and the Purchase Option Units and (v) all Shares issuable upon exercise of the Warrants included in the Units, Over-Allotment Units and Purchase Option Units as described in the prospectus contained in the Company's registration statement on Form F-1, as amended to date (the “Registration Statement”) originally filed by the Company under the United States Securities Act 1933 (the “Securities Act”) with the United States Securities and Exchange Commission (the “Commission”) on or about _______, 2011.

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i)
the Registration Statement filed by the Company under the United States Securities Act of 1933 (the “Securities Act”) with the United States Securities and Exchange Commission (the “Commission”) on or about [Effective Date] as amended;

(ii)	the prospectus (the “Prospectus”) contained in the Registration Statement; and

(iii)	drafts of the unit certificates (the “Unit Certificates”) constituting the Units, the Over-Allotment Units and the Purchase Option Units.

We have also examined a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on [•], 2010 (the “Certificate Date”), the memorandum of association and articles of association of the Company (the “Current M&As”), the amended and restated memorandum of association and articles of association to be adopted effective immediately prior to the consummation of the IPO (the “New M&As”), copies of unanimous written resolutions of the members of the Company dated [•], 2011 and unanimous written resolutions of the board of directors of the Company dated [•], 2011 (together, the “Minutes”), a director’s certificate dated [•], 2011 and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, and (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us.

We have made no investigation of and express no opinion in relation to or the effect of the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued for the purposes of the filing of the Registration Statement and the offering of the Units by the Company.

On the basis of and subject to the foregoing, we are of the opinion that:

1.
As at the Certificate Date, the Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fee which would make it liable to be struck off by the Registrar of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.
When issued and paid for as contemplated by the Registration Statement, all Shares to be issued under the Units, on exercise of the Warrants included in the Units, under the Over-Allotment Units and under the Purchase Option Units as described in the prospectus contained in the Registration Statement will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares or in connection with any assessments or calls on such Shares by the Company or its creditors).

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement and further consent to the reference of our name in the Registration Statement under the captions “Risk Factors”, “Proposed Business”, “Cayman Islands Company Considerations” and “Legal Matters”.  In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman